FOR IMMEDIATE RELEASE
INVESTOR CONTACT:
David Jones
Executive Vice President and
Chief Financial Officer
865-293-5299

MEDIA CONTACT:
Tracy Young
Vice President, Communications
800-818-1498

Team Health Holdings, Inc. Announces Second Quarter 2014
Financial Results

2014 Second Quarter Highlights:

▪	Net Revenue Increased to $675.1 million; 16.4% over the Prior Year

▪	Net earnings attributable to Team Health Holdings, Inc. ("Net earnings") were $30.2 million; $44.1 million after adjustments

▪	Diluted net earnings per share of $0.42; Adjusted EPS of $0.61

▪	Adjusted EBITDA increased 41.1% to $86.2 million

▪	Projected growth in net revenue for full year 2014 increased to 13.0% to 14.0%, which includes potential benefits from healthcare reform; projected Adjusted EBITDA margin between 11.0% and 11.5%

KNOXVILLE, Tenn. - July 29, 2014 - Team Health Holdings, Inc. ("TeamHealth" or the "Company") (NYSE: TMH), one of the largest providers of outsourced physician staffing solutions for hospitals in the United States, today announced results for its second quarter of 2014.
"We are pleased with our financial results for the second quarter of 2014. We generated double digit revenue and earnings growth, expanded our Adjusted EBITDA margin, and continued to generate strong operating cash flows," said TeamHealth Chief Executive Officer, Greg Roth.
"Our strong market position and the successful execution of our strategy resulted in net revenue growth of over 16% for the quarter. We realized same contract volume growth of 3.2% and continued to see a meaningful decline in the percent of uninsured patients as the newly insured access the healthcare system. These trends, along with the performance of our revenue cycle and contribution from Medicaid parity supported the organic revenue growth in the quarter. New hospital contracting opportunities, from sales and acquisitions, and increasingly in a number of situations, a combination of both elements, also drove growth in the quarter.
“Moving into the second half of 2014, we believe that we remain well positioned to achieve continued revenue and earnings growth. We are focused on implementing our acquisition strategy, executing on new contract sales, and driving improvements in same contract performance. As a result of our performance in the first half of 2014, and our expectations about future operating trends and growth opportunities, including the potential benefits from healthcare reform, we have increased our projection for net revenue growth for fiscal year 2014. We now estimate our annual net revenue growth for 2014 to be between 13.0% and 14.0%, which is an increase from the prior guidance of 11.0% to 12.0%. We have seen an improvement in our year to date Adjusted EBITDA margin compared to prior years and believe that the 2014 full year margin could range between 11.0% and 11.5% with the potential for additional upside if the current beneficial operating trends in volume and payor mix continue to be realized over the remainder of the year. Consistent with prior guidance, we anticipate that the benefit from the Medicaid parity program will be in the range of $32 million and $34 million, which is reflected in our revised revenue projections," concluded Mr. Roth.
Lynn Massingale, M.D., Executive Chairman of TeamHealth, added, "We are pleased with our performance in the first half of 2014 and we look forward to driving strong operating and financial performance for the remainder of the year.  Moving forward in a changing healthcare environment, we continue to utilize our national infrastructure and deep physician leadership to drive operational improvements across our growing network of high quality affiliated providers, while making investments in patient safety, risk management, operational efficiency and customer satisfaction.  Our number one priority is to deliver the highest quality of patient care and our proprietary information technology systems and infrastructure investments enable us to accomplish these goals."
2014 Second Quarter Results
Net revenue increased 16.4% to $675.1 million from $579.7 million in the second quarter of 2013. Acquisitions contributed 8.7%, same contract revenue contributed 7.5%, and net sales growth contributed 0.2% of the increase in quarter-over-quarter growth in net revenue. Within the acquisitions category, new hospital contacting opportunities that were initially developed by our sales and marketing process contributed 2.2% of overall net revenue growth between quarters.
Same contract revenue increased $43.5 million, or 8.3%, to $568.3 million from $524.8 million in the second quarter of 2013. An increase of 8.6% in estimated collections on fee for service visits provided a 6.5% increase in same contract revenue growth between quarters while a 3.2% increase in same contract volumes contributed 2.3% to the growth. Contract and other revenue constrained same contract revenue growth between quarters by 0.5%. Acquisitions contributed $50.6 million of revenue growth and net new contract revenue increased by $1.2 million between quarters. The benefit from Medicaid parity revenue recognized in the second quarter was $8.5 million, of which $7.0 million is same contract revenue. Medicaid parity contributed 1.5% to consolidated revenue growth and 1.3% to same contract revenue growth between quarters.
Reported net earnings for the quarter were $30.2 million, or $0.42 diluted net earnings per share, compared to net earnings of $18.4 million, or $0.26 diluted net earnings per share, in the second quarter of 2013. The financial results for the second quarter of 2014 included $9.3 million of contingent purchase and other acquisition compensation expense ($6.4 million after-tax) and non-cash amortization expense of $11.1 million ($7.5 million after tax). Excluding these items, net earnings for the second quarter of 2014 would have been $44.1 million and Adjusted EPS would have been $0.61 per share. Financial results for the second quarter of 2013 included $9.9 million of contingent purchase and other acquisition compensation expense ($6.7 million after-tax), and non-cash amortization expense of $9.5 million ($6.3 million after-tax). Excluding these items, net earnings for the second quarter of 2013 would have been $31.3 million and Adjusted EPS would have been $0.44 per share. See “Non-GAAP Financial Measures Reconciliations” and “Adjusted Earnings Per Share” below for the definition of Adjusted EPS and its reconciliation to net earnings and diluted earnings per share attributable to Team Health Holdings, Inc.
Cash flow provided by operations for the quarter was $40.5 million compared to $21.6 million in the second quarter of 2013. There were $1.2 million of contingent purchase payments made in the second quarter of 2014 and no contingent purchase payments in 2013. Excluding the impact of the contingent purchase payment in 2014, operating cash flows increased $20.1 million between quarters.
Adjusted EBITDA for the quarter increased 41.1% to $86.2 million from $61.1 million in the second quarter of 2013, and Adjusted EBITDA margin increased to 12.8% compared to 10.5% for the same quarter in 2013. See “Non-GAAP Financial Measures Reconciliations” and “Adjusted EBITDA” below for the definitions of Adjusted EBITDA Margin and Adjusted EBITDA and its reconciliation to net earnings attributable to Team Health Holdings, Inc.
As of June 30, 2014, the Company had cash and cash equivalents of approximately $93.4 million and $250.0 million of available borrowings under its revolving credit facility (without giving effect to $6.7 million of undrawn letters of credit). The Company's total outstanding debt was $493.4 million as of June 30, 2014.
2014 First Six Months Results
Net revenue in the six months ended June 30, 2014 increased 13.9% to $1.32 billion from $1.16 billion for the same period of 2013. Acquisitions contributed 8.0%, same contract revenue contributed 4.5%,

and net sales growth contributed 1.4% of the increase in year over year growth in net revenue. Within the acquisitions category, new hospital contracting opportunities that were initially developed by our sales and marketing process contributed 1.4% of overall net revenue growth between years.
Same contract revenue for the six months ended June 30, 2014 increased $51.9 million, or 5.2%, to $1.05 billion from $995.9 million in the same period a year ago. Increases in estimated collections on fee for service visits of 8.5% provided a 6.0% increase in same contract revenue growth between periods. Fee for service volume declined by 0.2% and constrained growth in same contract revenue growth by 0.1% while contract and other revenue constrained growth 0.7% between periods. Acquisitions contributed $92.9 million of growth between periods and net new contract revenue increased by $16.3 million. The benefit from Medicaid parity revenue recognized in the six months ended June 30, 2014 was $17.3 million, of which $14.8 million is same contract revenue. Medicaid parity contributed 1.5% to consolidated revenue growth and 1.5% to same contract revenue growth between years.
Reported net earnings were $54.0 million in the six months ended June 30, 2014, or $0.75 diluted net earnings per share, compared to net earnings of $36.5 million, or $0.52 diluted net earnings per share, in the same period of 2013. The 2014 first six months financial results included $19.4 million ($13.3 million after-tax) of contingent purchase and other acquisition compensation expense and non-cash amortization expense of $22.2 million ($15.1 million after-tax). Excluding these items, net earnings for the first six months of 2014 would have been $82.4 million and Adjusted EPS would have been $1.15 per share. Financial results for the same period in 2013 included $20.2 million of contingent purchase and other acquisition compensation expense ($13.2 million after-tax), and non-cash amortization expense of $18.4 million ($12.1 million after-tax). Excluding these adjustments, net earnings for the same period in 2013 would have been $61.8 million and Adjusted EPS would have been $0.88 per share. See “Non-GAAP Financial Measures Reconciliations” and “Adjusted Earnings Per Share” below for the definition of Adjusted EPS and its reconciliation to net earnings and diluted earnings per share attributable to Team Health Holdings, Inc.
Cash flow provided by operations for the six months ended June 30, 2014 was $74.6 million compared to $54.9 million in 2013. There were $1.2 million contingent purchase payments in 2014 and no contingent purchase payments in 2013. Excluding the impact of the 2014 contingent purchase payments, operating cash flows increased $21.0 million between periods.
Adjusted EBITDA increased 30.2% to $158.0 million from $121.3 million in the six months ended June 30, 2013, and Adjusted EBITDA margin was 12.0% compared to 10.5% for the same period in 2013. See “Non-GAAP Financial Measures Reconciliations” and “Adjusted EBITDA” below for the definitions of Adjusted EBITDA Margin and Adjusted EBITDA and its reconciliation to net earnings attributable to Team Health Holdings, Inc.

Conference Call
As previously announced, TeamHealth will hold a conference call tomorrow, July 30, 2014, to discuss its second quarter 2014 results at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-407-0784, or for international callers, 1-201-689-8560. A replay will be available one hour after the call and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode for the live call and the replay is 13586350. The replay will be available until August 6, 2014.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.teamhealth.com. The on-line replay will remain available for a limited time beginning immediately following the call.
To learn more about TeamHealth, please visit the company's Web site at www.teamhealth.com. TeamHealth uses its Web site as a channel of distribution for material Company information. Financial and other material information regarding TeamHealth is routinely posted on the Company's Web site and is readily accessible.

About TeamHealth
TeamHealth (Knoxville, Tenn.) (NYSE: TMH) is one of the largest providers of outsourced physician staffing solutions for hospitals in the United States. Through its 19 regional locations and multiple service lines, TeamHealth's approximately 9,800 affiliated healthcare professionals provide emergency medicine, hospital medicine, anesthesia, urgent care, and pediatric staffing and management services to approximately 860 civilian and military hospitals, clinics, and physician groups in 46 states.

Forward Looking Statements
Statements and information contained herein that are not historical facts and that reflect the current view of the Company about future events and financial performance are hereby identified as “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the Company's future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to current or future government regulation of the healthcare industry, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, as well as those factors detailed under the caption “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission. The Company's “forward looking statements” speak only as of the date hereof and the Company disclaims any intent or obligation to update “forward looking statements” herein to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.
Non-GAAP Financial Measures Reconciliations
In this release we refer to Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS which are financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Adjusted EBITDA is defined as net earnings attributable to Team Health Holdings, Inc. before interest expense, taxes, depreciation and amortization, as further adjusted to exclude the non-cash items and the other adjustments shown in the table under “Adjusted EBITDA” below. Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenue. Adjusted EPS is defined as diluted earnings per share attributable to Team Health Holdings, Inc. excluding non-cash and other adjustments, including the impact of contingent purchase and other acquisition compensation expense and amortization expense relating to purchase accounting for historical acquisitions and the other adjustments shown in the table under “Adjusted Earnings Per Share.” For a reconciliation of each of Adjusted EBITDA and Adjusted EPS to the most directly comparable GAAP measure, we refer you to the tables under “Adjusted EBITDA” and “Adjusted Earnings Per Share,” respectively.

Team Health Holdings, Inc.
Consolidated Balance Sheets

	December 31, 2013	June 30, 2014
	(Unaudited) (In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$32,331	$93,397
Accounts receivable, less allowance for uncollectibles of $377,644 and $355,172 in 2013 and 2014, respectively	392,430	424,372
Prepaid expenses and other current assets	35,029	45,691
Receivables under insured programs	22,961	17,982
Total current assets	482,751	581,442
Investments of insurance subsidiary	84,081	91,920
Property and equipment, net	53,434	57,865
Other intangibles, net	173,178	153,262
Goodwill	428,311	432,528
Deferred income taxes	44,546	51,648
Receivables under insured programs	39,532	47,660
Other	55,577	54,404
	$1,361,410	$1,470,729
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27,700	$28,601
Accrued compensation and physician payable	201,998	202,158
Other accrued liabilities	128,749	139,718
Income tax payable	3,014	1,723
Current maturities of long-term debt	17,969	21,406
Deferred income taxes	39,063	38,103
Total current liabilities	418,493	431,709
Long-term debt, less current maturities	483,594	472,032
Other non-current liabilities	190,842	217,507
Shareholders' equity:
Common stock, ($0.01 par value; 100,000 shares authorized, 70,016 and 70,573 shares issued and outstanding at December 31, 2013 and June 30, 2014, respectively)	700	706
Additional paid-in capital	642,633	668,286
Accumulated deficit	(376,593)	(322,545)
Accumulated other comprehensive earnings	447	1,510
Team Health Holdings, Inc. shareholders' equity	267,187	347,957
Noncontrolling interest	1,294	1,524
Total shareholders' equity including noncontrolling interest	268,481	349,481
	$1,361,410	$1,470,729

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Team Health Holdings, Inc.
Consolidated Statements of Comprehensive Earnings

	Three Months Ended June 30,
	2013	2014
	(Unaudited) (In thousands, except per share data)
Net revenue before provision for uncollectibles	$1,062,806	$1,166,615
Provision for uncollectibles	483,073	491,545
Net revenue	579,733	675,070
Cost of services rendered (exclusive of depreciation and amortization shown separately below)
Professional service expenses	454,771	510,070
Professional liability costs	19,077	23,623
General and administrative expenses (includes contingent purchase and other acquisition compensation expense of $9,912 and $9,254 in 2013 and 2014, respectively)	56,929	72,023
Other income	(181)	(1,590)
Depreciation	4,191	4,918
Amortization	9,495	11,086
Interest expense, net	3,737	3,429
Transaction costs	111	1,609
Earnings before income taxes	31,603	49,902
Provision for income taxes	13,207	19,630
Net earnings	18,396	30,272
Net earnings attributable to noncontrolling interest	43	69
Net earnings attributable to Team Health Holdings, Inc.	$18,353	$30,203

Net earnings per share of Team Health Holdings, Inc.
Basic	$0.27	$0.43
Diluted	$0.26	$0.42
Weighted average shares outstanding
Basic	68,689	70,154
Diluted	70,810	71,898

Other comprehensive (loss) earnings, net of tax:
Net change in fair value of investments, net of tax of $(586) and $248 for 2013 and 2014, respectively	(1,088)	461
Comprehensive earnings	17,308	30,733
Comprehensive earnings attributable to noncontrolling interest	43	69
Comprehensive earnings attributable to Team Health Holdings, Inc.	$17,265	$30,664

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Team Health Holdings, Inc.
Consolidated Statements of Comprehensive Earnings

	Six Months Ended June 30,
	2013	2014
	(Unaudited) (In thousands, except per share data)
Net revenue before provision for uncollectibles	$2,069,155	$2,270,788
Provision for uncollectibles	913,477	954,068
Net revenue	1,155,678	1,316,720
Cost of services rendered (exclusive of depreciation and amortization shown separately below)
Professional service expenses	907,540	1,011,350
Professional liability costs	37,733	43,918
General and administrative expenses (includes contingent purchase and other acquisition compensation expense of $20,171 and $19,398 in 2013 and 2014, respectively)	115,051	134,200
Other income	(1,464)	(3,750)
Depreciation	8,278	9,489
Amortization	18,368	22,212
Interest expense, net	7,536	6,837
Transaction costs	573	2,627
Earnings before income taxes	62,063	89,837
Provision for income taxes	25,461	35,647
Net earnings	36,602	54,190
Net earnings attributable to noncontrolling interest	95	142
Net earnings attributable to Team Health Holdings, Inc.	$36,507	$54,048

Net earnings per share of Team Health Holdings, Inc.
Basic	$0.53	$0.77
Diluted	$0.52	$0.75
Weighted average shares outstanding
Basic	68,294	69,996
Diluted	70,435	71,722

Other comprehensive (loss) earnings, net of tax:
Net change in fair value of investments, net of tax of $(603) and $573 for 2013 and 2014, respectively	(1,118)	1,063
Comprehensive earnings	35,484	55,253
Comprehensive earnings attributable to noncontrolling interest	95	142
Comprehensive earnings attributable to Team Health Holdings, Inc.	$35,389	$55,111

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Team Health Holdings, Inc.
Consolidated Statements of Cash Flows

	Three Months Ended June 30,
	2013	2014
	(Unaudited) (In thousands)
Operating Activities
Net earnings	$18,396	$30,272
Adjustments to reconcile net earnings:
Depreciation	4,191	4,918
Amortization	9,495	11,086
Amortization of deferred financing costs	255	253
Equity based compensation expense	2,544	6,374
Provision for uncollectibles	483,073	491,545
Deferred income taxes	(3,070)	(6,698)
Gain on disposal or sale of assets	—	(507)
Equity in joint venture income	(987)	(1,203)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(484,117)	(510,485)
Prepaids and other assets	(11,328)	(15,817)
Income tax accounts	(12,528)	(13,330)
Accounts payable	2,000	1,205
Accrued compensation and physician payable	6,431	28,632
Contingent purchase liabilities	8,543	7,616
Other accrued liabilities	(1,177)	(418)
Professional liability reserves	(154)	7,014
Net cash provided by operating activities	21,567	40,457
Investing Activities
Purchases of property and equipment	(3,990)	(6,078)
Cash paid for acquisitions, net	(585)	(4,063)
Purchases of investments by insurance subsidiary	(13,216)	(19,513)
Proceeds from investments by insurance subsidiary	10,633	16,939
Net cash used in investing activities	(7,158)	(12,715)
Financing Activities
Payments on notes payable	(4,062)	(4,062)
Stock issuance costs	(31)	—
Contribution from noncontrolling interest	—	211
Distributions to noncontrolling interest	—	(122)
Proceeds from the issuance of common stock under stock purchase plans	1,443	1,903
Proceeds from exercise of stock options	11,461	6,729
Tax benefit from exercise of stock options	5,506	4,393
Net cash provided by financing activities	14,317	9,052
Net increase in cash and cash equivalents	28,726	36,794
Cash and cash equivalents, beginning of period	65,138	56,603
Cash and cash equivalents, end of period	$93,864	$93,397
Supplemental cash flow information:
Interest paid	$3,753	$3,680
Taxes paid	$23,469	$35,606

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Team Health Holdings, Inc.
Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2013	2014
	(Unaudited) (In thousands)
Operating Activities
Net earnings	$36,602	$54,190
Adjustments to reconcile net earnings:
Depreciation	8,278	9,489
Amortization	18,368	22,212
Amortization of deferred financing costs	510	506
Equity based compensation expense	4,082	9,348
Provision for uncollectibles	913,477	954,068
Deferred income taxes	(9,720)	(8,635)
Loss (gain) on disposal or sale of equipment	79	(2,349)
Equity in joint venture income	(1,686)	(2,130)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(924,192)	(985,555)
Prepaids and other assets	(3,934)	(8,460)
Income tax accounts	(391)	(1,291)
Accounts payable	(2,577)	1,146
Accrued compensation and physician payable	(8,212)	984
Contingent purchase liabilities	17,431	16,340
Other accrued liabilities	(3,109)	1,774
Professional liability reserves	9,886	12,993
Net cash provided by operating activities	54,892	74,630
Investing Activities
Purchases of property and equipment	(7,360)	(11,997)
Sale of property and equipment	125	2,776
Cash paid for acquisitions, net	(12,585)	(6,517)
Purchases of investments by insurance subsidiary	(40,027)	(31,488)
Proceeds from investments by insurance subsidiary	30,359	25,283
Net cash used in investing activities	(29,488)	(21,943)
Financing Activities
Payments on notes payable	(8,125)	(8,125)
Proceeds from revolving credit facility	—	27,500
Payments on revolving credit facility	—	(27,500)
Stock issuance costs	(507)	—
Payments of financing costs	(1)	—
Contribution from noncontrolling interest	—	211
Distributions to noncontrolling interest	—	(122)
Proceeds from the issuance of common stock under stock purchase plans	1,443	1,903
Proceeds from exercise of stock options	23,689	8,678
Tax benefit from exercise of stock options	10,721	5,834
Net cash provided by financing activities	27,220	8,379
Net increase in cash and cash equivalents	52,624	61,066
Cash and cash equivalents, beginning of period	41,240	32,331
Cash and cash equivalents, end of period	$93,864	$93,397
Supplemental cash flow information:
Interest paid	$7,580	$7,339
Taxes paid	$24,983	$40,043

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Team Health Holdings, Inc.
Adjusted EBITDA

We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings attributable to Team Health Holdings, Inc. before interest expense, taxes, depreciation and amortization, as further adjusted to exclude the non-cash items and the other adjustments shown in the table below. We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. In evaluating our performance as measured by Adjusted EBITDA, management recognizes and considers the limitations of this measure. Adjusted EBITDA does not reflect certain cash expenses that we are obligated to make, and although depreciation and amortization are non-cash charges, assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements. In addition, other companies in our industry may calculate Adjusted EBITDA differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for net earnings, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.
The following table sets forth a reconciliation of net earnings attributable to Team Health Holdings, Inc. to Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
	(In thousands)
Net earnings attributable to Team Health Holdings, Inc.	$18,353	$30,203	$36,507	$54,048
Interest expense, net	3,737	3,429	7,536	6,837
Provision for income taxes	13,207	19,630	25,461	35,647
Depreciation	4,191	4,918	8,278	9,489
Amortization	9,495	11,086	18,368	22,212
Other income(a)	(181)	(1,590)	(1,464)	(3,750)
Contingent purchase and other acquisition compensation expense(b)	9,912	9,254	20,171	19,398
Transaction costs(c)	111	1,609	573	2,627
Equity based compensation expense(d)	2,544	6,374	4,082	9,348
Insurance subsidiary interest income	442	498	864	998
Severance and other charges	(692)	833	970	1,181
Adjusted EBITDA	$61,119	$86,244	$121,346	$158,035

(a)	Reflects gain or loss on sale or disposal of assets, realized gains on investments, and changes in fair value of investments associated with the Company's non-qualified retirement plan.

(b)	Reflects expense recognized for historical and estimated future contingent payments and other compensation expense associated with acquisitions.

(c)	Reflects expenses associated with accounting, legal, due diligence and other transaction fees related to acquisition activity.

(d)	Reflects costs related to equity awards granted under the Team Health Holdings, Inc. 2009 Amended and Restated Stock Incentive Plan.

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Team Health Holdings, Inc.
Adjusted Earnings Per Share
(in thousands, except per share data)

We present Adjusted earnings per share attributable to Team Health Holdings, Inc. (“Adjusted EPS”) as a supplemental measure of our performance. We define Adjusted EPS as diluted earnings per share excluding non-cash and other adjustments, including the impact of contingent purchase and other acquisition compensation expense and amortization expense relating to purchase accounting for historical acquisitions. We present Adjusted EPS because we believe that it assists investors in understanding the impact of acquisition-related costs on our earnings per share and comparing our performance across operating periods on a consistent basis and provides additional insight into our core earnings performance. Adjusted EPS is not a measurement of financial performance or liquidity under generally accepted accounting principles. In evaluating our performance as measured by Adjusted EPS, management recognizes and considers the limitations of this measure. Adjusted EPS does not reflect certain cash expenses that we are obligated to make, and although contingent purchase and other acquisition compensation expense and amortization expense are non-cash charges in the period reported, such charges reflect historical or future cash payments in conjunction with our acquisition transactions. In addition, other companies in our industry may calculate Adjusted EPS differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted EPS should not be considered in isolation or as a substitute for net earnings, operating income, basic and diluted earnings per share, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.

The following tables set forth a reconciliation of diluted earnings per share to Adjusted EPS (note that some totals may not add due to rounding).

	Three Months Ended June 30,
	2013		2014
Diluted weighted average shares outstanding	70,810		71,898
Net earnings and diluted net earnings per share attributable to Team Health Holdings, Inc., as reported	$18,353	$0.26	$30,203	$0.42
Adjustments:
Contingent purchase and other acquisition compensation expense, net of tax of $(3,194) and $(2,883) for 2013 and 2014, respectively	6,718	0.09	6,371	0.09
Amortization expense, net of tax of $(3,243) and $(3,573) for 2013 and 2014, respectively	6,252	0.09	7,513	0.10
Net earnings and diluted earnings per share attributable to Team Health Holdings, Inc., as adjusted	$31,323	$0.44	$44,087	$0.61

	Six Months Ended June 30,
	2013		2014
Diluted weighted average shares outstanding	70,435		71,722
Net earnings and diluted net earnings per share attributable to Team Health Holdings, Inc., as reported	$36,507	0.52	$54,048	0.75
Adjustments:
Contingent purchase and other acquisition compensation expense, net of tax of $(6,961) and $(6,064) for 2013 and 2014, respectively	13,210	0.19	13,334	0.19
Amortization expense, net of tax of $(6,244) and $(7,161) for 2013 and 2014, respectively	12,124	0.17	15,051	0.21
Net earnings and diluted earnings per share attributable to Team Health Holdings, Inc., as adjusted	$61,841	$0.88	$82,433	$1.15

-continued-

Team Health Holdings, Inc.
Revenue Analysis
The components of net revenue include revenue from contracts that have been in effect for prior periods (same contracts) and from net, new and acquired contracts during the periods, as set forth in the table below:

	Three Months Ended June 30,
	2013	2014
	(in thousands)
Same contracts:
Fee for service revenue	$381,224	$427,316
Contract and other revenue	143,527	140,940
Total same contracts	524,751	568,256
New contracts, net of terminations:
Fee for service revenue	30,324	31,681
Contract and other revenue	22,654	22,490
Total new contracts, net of terminations	52,978	54,171
Acquired contracts:
Fee for service revenue	2,004	45,172
Contract and other revenue	—	7,471
Total acquired contracts	2,004	52,643
Consolidated:
Fee for service revenue	413,552	504,169
Contract and other revenue	166,181	170,901
Total net revenue	$579,733	$675,070

The following table reflects the visits and procedures included within fee for service revenues described in the table above:

	Three Months Ended June 30,
	2013	2014
	(in thousands)
Fee for service visits and procedures:
Same contract	2,414	2,491
New and acquired contracts, net of terminations	241	465
Total fee for service visits and procedures	2,655	2,956

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The components of net revenue include revenue from contracts that have been in effect for prior periods (same contracts) and from net, new and acquired contracts during the periods, as set forth in the table below:

	Six Months Ended June 30,
	2013	2014
	(in thousands)
Same contracts:
Fee for service revenue	$712,734	$771,679
Contract and other revenue	283,145	276,096
Total same contracts	995,879	1,047,775
New contracts, net of terminations:
Fee for service revenue	95,085	107,609
Contract and other revenue	49,970	53,702
Total new contracts, net of terminations	145,055	161,311
Acquired contracts:
Fee for service revenue	14,664	92,228
Contract and other revenue	80	15,406
Total acquired contracts	14,744	107,634
Consolidated:
Fee for service revenue	822,483	971,516
Contract and other revenue	333,195	345,204
Total net revenue	$1,155,678	$1,316,720

The following table reflects the visits and procedures included within fee for service revenues described in the table above:

	Six Months Ended June 30,
	2013	2014
	(in thousands)
Fee for service visits and procedures:
Same contract	4,566	4,558
New and acquired contracts, net of terminations	760	1,194
Total fee for service visits and procedures	5,326	5,752